Exhibit 99.1

MYnd Analytics, Inc. Announces Appointment of Thomas Tierney to Board of Directors

Mission Viejo, CA – October 4, 2016 – MYnd Analytics, Inc. (OTC:QB CNSOD), which provides a unique set of reference data and analytic tools for clinicians to assist in determining the right therapeutic medication for individuals with mental health disorders, announces today that Thomas Tierney has joined the Company’s Board of Directors.

Mr. Tierney is an entrepreneur and civic minded top-level executive who served in the Air Force from 1960 to 1971.  He joined Vitatech Nutritional Sciences Inc. after leaving the Air Force in 1971, realizing the importance of nutritional supplements in a growing industry focused on health and wellness. Vitatech manufactured and marketed nutritional supplements and over-the-counter pharmaceutical agents under an FDA license, where quality is emphasized.  Mr. Tierney was also the Chairman and CEO of Body Wise International, a nutritional supplements distributer focused on weight management, fitness performance and anti-aging strategies. He has recently become Chairman and CEO of Beehive.com LLC, an early stage networking enterprise. “Mr. Tierney’s extensive experience in growing start-up health care companies, his logistics experience, and service in the military support a passion to give back to the community and those who have served. These qualities make him a highly-valued addition to the MYnd Analytics Board," stated Dr. Robin L Smith, Chairman of the Board. "In addition to his commercial and business development skills, his knowledge of the FDA, Department of Defense and previous experience with the Company will be beneficial as we commercialize our business.”

In keeping with Mr. Tierney’s commitment to the health and welfare of military personnel, Mr. Tierney and his wife, Elizabeth, recently endowed the Tierney Center for Veterans Services in partnership with Goodwill Industries of Orange County to provide a global approach to assisting veterans and their families. "We are delighted to have Tom's experience on our Board," said George Carpenter, CEO of MYnd Analytics.  "As a veteran and leader in the healthcare industry, Tom brings a special commitment to improving the health and welfare of active duty military and veterans." Mr. Tierney’s service in the Air Force included a tour of duty in Vietnam where he served as Deputy Chief of Logistics Plans and Programs at Headquarters, 7th Air Force, during the Tet Offensive. Following his return to the USA, he was assigned as a Pentagon Research Associate at the RAND Corporation where he worked on logistics analysis and the use of advanced technologies. He has a BA in business from Wayne State University, which named a 125 year old Detroit mansion, The Tierney Alumni House, after him: and an MSc. in logistics management from the Air Force Institute of Technology. Mr. Tierney has a distinguished record of civic activities: Trustee Emeritus of the UCI Foundation Board, Regent of Bastyr University, Seattle, Washington, Advisor to the UC Irvine School of Medicine and Board Member, Children’s Hospital of Orange County.

 "I am impressed with the progress MYnd Analytics has made over the last 12 months with the recapitalization of the Company and the recent publication of the Walter Reed trial showing this non-invasive, inexpensive tool significantly improved clinical outcomes, reduced suicidal ideation and improved treatment compliance. I am excited to rejoin the board and assist the Company with its growth so that its PEER Technology may be made available throughout the U.S. and to a population worldwide. MYnd is a strategic partner in global health”, stated Mr. Tierney.

About MYnd Analytics, Inc.

MYnd Analytics, Inc. (www.myndanalytics.com) provides a unique set of reference data and analytic tools for clinicians and researchers in psychiatry. While treatment for mental disorders has doubled in the last 20 years, it is estimated that 17 million Americans have failed two or more medication therapies for their mental disorders. The Company’s Psychiatric EEG Evaluation Registry, or PEER Online, is a registry and reporting platform that allows medical professionals to exchange treatment outcome data for patients referenced to objective neurophysiology data obtained through a standard electroencephalogram (EEG).  Based on the Company’s original physician-developed database, there are now more than 38,000 outcomes for over 10,000 unique patients in the PEER registry. The goal of PEER Online is to provide objective, personalized data to assist physicians in the selection of appropriate medications.

Forward-looking Statements

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties, as well as those risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.